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                                                                  EXHIBIT 4.17

                     COMMODORE ENVIRONMENTAL SERVICES, INC.

                                OPTION AGREEMENT
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     AGREEMENT (this "Agreement") dated as of June 17, 1997 (the "Date of
Grant") by and between COMMODORE ENVIRONMENTAL SERVICES, INC. a Delaware corporation having offices at 150 East 58th Street, Suite 3400, New York, New York 10155 (the "Company") and Edwin Harper an individual residing at 1305 Ballantrae Court, McLean, Virginia 22101 (the "Optionee").

                                  WITNESSETH:
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     WHEREAS, the Company provides for, among other things, the granting from time to time to officers, directors and/or persons determined by a committee of the Board (the "Committee") to be key employees or directors of and/or key consultants to the Company or any of its subsidiaries of "non-qualified stock options" or "incentive stock options" to purchase shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock").

     WHEREAS, on May 1, 1997, the Company granted the Optionee an option (the "Existing Option") to purchase 750,000 shares of Common Stock at an exercise price of $0.29, and now wishes to set forth in writing the terms and conditions of such prior grant.

     WHEREAS, the Optionee and the Company desire to terminate the Existing Agreement, and restate the terms and conditions applicable to the Existing Option in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

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     1.  Grant and Designation of Option.

         (a) Subject to the terms and conditions of this Agreement, the terms and conditions of which are incorporated by reference, the Company granted to the Optionee as of May 1, 1997, the right and option (the "Option") to purchase up to 750,000 shares of Common Stock (the "Option Shares") at a price of $.029 per share (the "Exercise Price").

         (b) The option is intended to be, and shall be treated as a Nonqualified Option

         2. Vesting of Option.

         (a) The Option may be exercised unless and then only to the extent that it is vested in accordance with the provisions of this Section 2.

         (b) as of the date hereof, the Option is vested and exercisable with respect to 750,000 Option Shares.

         (c) Anything contained in this Section 2 to the contrary notwithstanding, the Optionee shall become fully (100%) vested in the Option upon the Optionee's termination of employment with the Company or any of its subsidiaries by reason of death, disability or retirement at age 65 or older in accordance with the Company's standard retirement procedures then in effect (with retirement being hereinafter referred to as "retirement"), or as provided in Section 6 hereof. The determination of whether disability or retirement has occurred shall be made by the Committee in its sole discretion. As used herein, the term "subsidiary" shall have the meaning ascribed to the term "subsidiary corporation" under Section 424 of the Internal Revenue Code of 1986, as amended.

         3. Duration of Option.

         Subject to prior termination in accordance with Section 8 below, and subject to extension by mutual written agreement of the Company and the Optionee, the Option shall expire and all rights to purchase shares pursuant hereto (to the extent not previously exercised) shall cease and terminate on May 1, 2007.

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         4. Exercise of Option.

            A person entitled to exercise the Option may exercise the Option (if and to the extent then vested in accordance with Section 2 above) in whole at any time, or in part from time to time by delivering to the Company (or any other officer hereafter designated by the Company for the purpose), written notice specifying the number of shares of Common Stock with respect to which the Option is being exercised, together with payment in full of the Exercise Price for such shares plus an amount that is sufficient to enable the Company or the applicable subsidiary to withhold in accordance with applicable state and federal withholding requirements. Such payment shall be made in cash or by certified check or bank draft to the order of the Company, provided, however, that the Committee may, in its sole discretion, authorize such payment, in whole or in part, in any other form, including payment by personal check or by the exchange of shares of Common stock of the Company then owned of record by the person entitled to exercise the Option and having a fair market value (as determined by the Committee) on the date of exercise equal to the price for which the shares of Common Stock may be purchased pursuant to the Option.

         5. Adjustments.

         (a) The number of shares of Common Stock covered by the Option, and the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of issued and/or outstanding shares of Common Stock resulting from a stock split, combination of shares, recapitalization or other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend in respect of the Common Stock; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

         (b) From time to time as and when any adjustments may be required pursuant to this Section 5, the Company shall endeavor to give written notice to the Optionee of the event requiring such adjustment, which notice shall further
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set forth the Company's calculation of the required adjustment to the number of shares of Common Stock covered by the Option, and the Exercise Price therefor.

         6. Merger, Consolidation, etc.

            In the event that the Company shall, pursuant to action by the Board, at any time propose to merge into, consolidate with, or sell or otherwise transfer all of its assets to, another corporation and provision is not made pursuant to the terms of such transaction for (a) the assumption by the surviving, resulting or acquiring corporation of the Option, (b) the substitution of a new option therefor, or (c) the payment of cash or other consideration in respect thereof, then the Committee shall cause written notice of the proposed transaction to be given to the Optionee not less than thirty
(30) days prior to the anticipated effective date of the proposed transaction. On a date which the Committee shall specify in such notice, which date shall not be less than ten (10) days prior to the anticipated effective date of the proposed transaction, the Option shall become fully (100%) vested and the Optionee shall have the right to exercise the Option to purchase any or all shares then subject to the Option, and if the proposed transaction is consummated, the Option, to the extent not previously exercised prior to the effective date of the transacton, shall terminate on such effective date. If the proposed transaction is abandoned or otherwise not consummated, then to the extent that the portion of the Option not exercised prior to such abandonment shall have vested solely by operation of this Section 6, such vesting shall be annulled and be of no further force or effect and the vesting period set forth in Section 2 above shall be reinstituted as of the date of such abandonment, provided, however, that nothing herein contained shall be deemed to retroactively affect or impair any exercise of any such vested Option prior to the date of such abandonment.

         7. Non-Transferability.

            (a) The Opion shall not be transferable other than (i) to any transferee who is a member of the immediate family (i.e., spouse, child, natural parent, brother or sister) of the original Optionee hereunder, or (ii) by will or the laws of descent and distribution.
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            (b) In no event and under no circumstances shall the Optionee or any other person entitled to exercise the Option pledge, hypothecate, or grant a lien upon or security interest in any interest in this Agreement or the option.

         8. Termination of Employment; Competition.

            The following provisions shall apply in the event of the Optionee's engaging in competition with the Company, or (if the Optionee is now or hereafter becomes an employee of the Company or any of its subsidiaries) in the event of the termination of the Optionee's employment with the Company or any of its subsidiaries.

            (a) In the event that the Optionee shall engage or participate in, or become involved with, in any manner or capacity (whether as employee, agent, consultant, advisor, officer, director, manager, partner, joint venturer, investor, shareholder (other than passive investments in less than five (5%) percent of the outstanding securities of any company or otherwise), any business enterprise which is engaged in the rendering of environmental remediation services or any other business conducted or operated by the Company on the date on which the Optionee first became involved with such other business enterprise, or in the event that the Optionee's employment with the Company or any of its subsidiaries shall be terminated either (i) by the Company or any of its subsidiaries "for cause" (as defined in any applicable employment agreement to which the Optionee is a party), or (in the absence of such a definition contained in any applicable employment agreement to which the Optionee is a party) for fraud, dishonesty, habitual drunkenness or drug use, for willful disregard of assigned duties or instructions by the Optionee, for concrete actions causing substantial harm to the Company, or for other breach by the Optionee of any applicable employment agreement to which the Optionee is a party, or (ii) by the Optionee voluntarily and without the written consent of the Company then the Option shall immediately terminate at the time that notice of termination of employment is given, and shall not then or thereafter be exerciseable in whole or in part, provided, however, that nothing herein contained shall be deemed to modify or amend the terms and conditions of any applicable employment agreement, including but not limited to the grounds upon which the Optionee's employment may be terminated.
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            (b) In the event that the Optionee's employment with the Company or any of its subsidiaries shall terminate (i) by reason of retirement, or (ii) under circumstances other than those specified in Section 8(a) above and for other than death or disability, then the Option shall terminate thirty (30) days after the date of such termination of employment or on the Expiration Date, whichever shall first occur, provided, however, that if the Optionee dies within such thirty (30) day period, then the Option shall terminate ninety (90) days after the Optionee's death or on the Expiration Date, whichever shall first occur.

            (c) In the event of the death or disability of the Optionee while the Optionee is employed by the Company or any of its subsidiaries, the Option shall terminate ninety (90) days after the Optionee's death or disability, as the case may be, or on the Expiration Date, whichever shall first occur.

            (d) Anything contained in this Section 8 to the contrary notwithstanding, the Option may only be exercised following the Optionee's termination of employment with the Company or any of its subsidiaries of reasons other than death, disability or retirement if, and to the extent that, the Option was exercisable immediately prior to such termination of employment.

            (e) The Optionee's transfer of employment between the Company and any of its subsidiaries or between subsidiaries shall not constitute a termination of employment, and the Committee shall determine in each case whether an authorized leave of absence for professional education, military service or otherwise shall constitute a termination of employment.

         9. No Right as Stockholder or to Continued Employment.

            The Optionee shall not have any rights as a stockholder of the Company with respect to any shares covered by the Option prior to the date of issuance to the Optionee of the certificate or certificates for such shares. The Option does not confer upon the Optionee any right to continued employment by the Company or any of its subsidiaries, or interfere in any way with the right
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of the Company or of its subsidiaries to terminate the employment of the
Optionee (subject to the terms and conditions of any applicable employment agreement between the Company or any of its subsidiaries and the Optionee).

        10. Issuance of Shares; Restrictions.

            (a) Subject to the conditions, restrictions and other qualifications provided in this Section 10, the Company shall, within thirty (30) business days after the Option has been duly exercised in whole or in part, deliver to the person who exercised the Option one or more certificates, registered in the name of such person, for the number of shares of Common Stock with respect to which the Option has been exercised. The Company may legend any stock certificate issued hereunder to reflect any restrictions provided for in this Section 10, including but not limited to a "stop transfer" legend pursuant to Section 10(b) below.

            (b) Unless the shares subject to the Option have been registered under the Securities Act of 1933, as amended (the "Act") (and, if the person exercising the Option may be deemed an "affiliate" of the Company as such term is defined in Rule 405 under the Act, such shares have been registered under the Act for resale by such person), or the Company has determined that an exemption from registration under the Act is available, (i) any exercise of the Option shall be deemed a confirmation by the person effecting such exercise that he or she is acquiring the subject Option Shares for his or her own account for investment, and not with a view to the resale or distribution of all or any part thereof, and (ii) the Company may require, prior to and as a condition of the issuance of any shares of Common Stock pursuant to such exercise, that the person exercising the Option furnish the Company with a further written representation in a form prescribed by the Committee to the effect that (A) such person acquiring such shares solely with a view to investment for such person's own account and not with a view to the resale or distribution of all or any part thereof, and (B) such person will not dispose of any of such shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the sale or distribution of such shares is registered under the Act or the Company is satisfied that an exemption from such registration is available.
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            (c) Anything herein contained to the contrary notwithstanding, the
Company shall not be obliged to sell or issue any shares of Common Stock pursuant to the exercise of the Option unless and until the Company is satisfied that such sale or issuance complies with all applicable provisions of the Act and all other laws and/or regulations by which the Company is bound or to which the Company or such shares are subject, and the Company reserves the right to delay the delivery of Option Shares for such period of time as may be required in order to effect compliance with the applicable provisions of the Act and all other applicable laws and/or regulations as aforesaid.

        11. Acknowledgement.

            The Optionee hereby acknowledges receipt of a copy of and agrees to accept as final and conclusive all determinations, interpretations and constructions by the Committee with respect to, this Agreement and the Option. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in.

        12. Reservation of Common Stock.

            The Company shall at all times reserve and keep available for issuance upon the exercise of the Option such manner of shares of Common Stock (whether unissued or treasury or both) as shall be sufficient to permit the full exercise of the Option.

        13. Expense.

            The Company shall pay any and all expenses, transfer taxes and other charges, including all costs associated with the preparation, issuance and delivery of stock certificates, that may be incurred in respect of the issuance or delivery of Option Shares upon any exercise of the Option.

        14. Entire Agreement.

            The parties hereto agree that this Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the Existing Option. The
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parties further agree that the Existing Agreement is hereby terminated without obligation to either party hereto, provided, however, that nothing in this Agreement shall in any way modify any portion of any Existing Agreement that does not relate to the Existing Option.

        15. Miscellaneous

            (a) No provision hereof, in the absence of affirmative action by the Optionee (or other person entitled to exercise the Option at such time) to effect any exercise hereunder, shall give rise to any liability of the Optionee (or any such other person) for the Exercise Price or as a stockholder of the Company, regardless of whether such liability is asserted by the Company or by any creditor or creditors of the Company.

            (b) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified, except with the written consent of the Company and the Optionee.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (d) The captions and Section headings used in this Agreement are for convenience of reference only, and shall not affect or be referred to in connection with any interpretation or construction hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant first set forth above.

                   COMMODORE ENVIRONMENTAL SERVICES, INC.


                   By /s/ Michael D. Fullwood
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                     Name
                     Title
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                     Optionee: /s/ Edwin L. Harper
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                     Optionee Social Security No.:
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